Exhibit 10.1

ASSIGNMENT AND ESCROW AGREEMENT

This Assignment Agreement (the “Agreement”), dated as of December 27, 2013, is being entered into among ChromaDex Corporation, a Delaware corporation (the “Assignor”), Alpha Capital Anstalt, a Lichtenstein anstalt (the “Assignee”), Neutrisci International Inc., an Alberta corporation (the “Company”), Britlor Health and Wellness, Inc., a Nevada corporation (the “Guarantor”) and Grushko & Mittman, P.C. (the “Escrow Agent”).

WHEREAS, on March 28, 2013, the Company and Assignor entered into an Asset Purchase and Sale Agreement (the “APSA” a copy of which is annexed hereto as Exhibit B);

WHEREAS, on March 28, 2013, pursuant to the APSA the Company issued to the Assignor a Senior Secured Convertible Promissory Note in the principal amount of US$2,500,000 as amended by that certain amendment agreement dated October 18, 2013 (respectively the “Note” and “Amendment Agreement” copies of which are annexed hereto as Exhibit B) and 625,000 shares Series I Preferred Stock (the “Preferred Stock”);

WHEREAS, the Assignor and Company entered into a security agreement dated March 28, 2013 (the “Security Agreement” a copy of which is annexed hereto as Exhibit C) pursuant to which the Company granted the Assignor a Security Interest in the Collateral (Security Interest and Collateral shall have the meanings ascribed to them in the Security Agreement);

WHEREAS, the Note was guaranteed by the Guarantor pursuant to a guaranty dated March 28, 2013 (the “Guaranty” a copy of which is annexed hereto as Exhibit D);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE AND AMENDMENT

1.1 The Assignment.  Subject to the terms and conditions set forth in this Agreement, the Assignor hereby sells, assigns, conveys, and transfers to the Assignee the Note, Security Agreement, Security Interest, Guaranty and all the Assignor’s rights related to the Note, Security Agreement, Security Interest, and Guaranty under the APSA (the “Assignment”) for US$1,250,000.00 (the “Purchase Price”).

1.2 The Closing.  The closing of the Assignment (the “Closing”) shall take place at the offices of the Escrow Agent, 515 Rockaway Avenue, Valley Stream, NY 11581 not later than December 27, 2013.  The date of the Closing is hereinafter referred to as the “Closing Date.”

1.3 Deliveries.  Prior to the Closing the following deliveries shall be made:

a.  Assignor shall deliver to the Escrow Agent: (i) this Agreement executed by the Assignor; (ii) original Note; (iii) Security Agreement; (iv) original Guaranty; and (v) Allonge (form of the Allonge is annexed hereto as Exhibit E);

b. The Assignee shall deliver to the Escrow Agent: (i) this Agreement executed by the Assignee; and (ii) the Purchase Price.

c. The Company shall deliver this Agreement executed by the Company; and

d. The Guarantor shall deliver this Agreement executed by the Guarantor.

1.4 Company Shares.

a. Upon the earlier of: (A) December 31, 2014; or (B) the consummation by the Company of any action either (i) resulting in its shares of common stock becoming listed on a Trading Market (as defined below), including but not limited to, in connection with or as a result of a reverse merger, initial public offering, (ii) filing of a registration statement of any kind registering any class of its equity securities; (iii) having a class of stock registered or becoming a reporting company pursuant to the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended; or (iv) pursuant to any similar law or regulation under Canadian law (the “Listing”), the Assignor shall, within three business days of such occurrence, transfer to the Assignee an amount of shares of Series I Preferred Stock from the Preferred Stock, whose underlying  common stock issuable upon conversion of the Preferred Stock is equal to US$500,000, as determined pursuant to section 1.4(e), for no additional consideration.  The date the Listing occurs shall be the “Determination Date.”

b. In order to secure the obligations in this Section 1.4, until delivery of the shares of Series I Preferred Stock as required by Section 1.4(a), the Assignor shall not transfer, pledge, encumber or otherwise restrict the Preferred Stock nor any of the Common Stock issued upon conversion of the Preferred Stock.

c. The Company agrees not to allow any transfer of the Preferred Stock while such Preferred Stock is subject to the restrictions of this Section 1.4 and will mark its transfer ledger accordingly.

d. For the purposes of this Agreement, Trading Market shall mean any of the TSX, NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange, the NYSE AMEX Equities, OTC Bulletin Board, any the over-the-counter market, TSX-V, OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. or any similar market, exchange, electronic bulletin board or trading platform in Canada or the United States.

e. For the purposes of this Agreement the value of the Preferred Stock shall be determined based on the underlying Fair Market Value of the common stock into which the Preferred Stock is convertible (or if already converted, than the Common Stock), and determining how many shares of Preferred Stock shares are required to convert in to common stock having a Fair Market Value of US$500,000.  Fair Market Value shall mean:

(i)           If the Company completes an initial public offering (“IPO”) the Fair Market Value shall be the lowest price of stock sold or issuable in or in connection with such IPO.

(ii)           If the Company’s common stock is traded on a Trading Market, then the Fair Market Value shall be the VWAP for the five (5) Trading Days immediately prior to (but not including) the Determination Date.  In all other cases, the Fair Market Value of a share of Common Stock shall be determined by multiplying the price the Company last sold stock in a capital raise, by 50%.

(iii) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then reported on TSX, NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange, the NYSE AMEX Equities (or a similar organization or agency succeeding to its functions of reporting prices), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the Common Stock is then reported on the OTC Bulletin Board (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market where the Common Stock trades, or (c) if the Common Stock is then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices).  If the Common Stock is listed on more than one Trading Market, the VWAP shall be calculated by the Trading Market that quotes the Common Stock at a lower price.

1.5 No Amendments.  The Assignor, Company and Guarantor, hereby agree not to change, amend or modify the APSA or any of the Transaction Documents (as defined in the APSA) in any way that would modify the rights of the Assignee without consent of Assignee.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties of the Assignor.  The Assignor hereby makes the following representations and warranties:

(A)           Authorization; Enforcement.  The Assignor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement and any document contemplated by this Agreement by the Assignor and the consummation by it of the transactions contemplated hereby have been duly authorized.  This Agreement and each other document contemplated by this Agreement has been duly executed by the Assignor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Assignor enforceable against the Assignor in accordance with its terms.

(B)           Ownership.  The Assignor owns and is selling, assigning, conveying and transferring to the Assignee all of its right, title and interest to the Note, Security Agreement, Security Interest, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the Note, Security Agreement, Security Interest shall vest in Assignee, free of all liens and other charges.  There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Assignor’s knowledge, threatened against the Assignor or any of Assignor’s properties.  There is no judgment, decree or order against Assignor that could prevent, enjoin, alter or delay and of the transactions contemplated by this Agreement.

(C)           No Consents, Approvals, Violations or Breaches.  Neither the execution and delivery of this Agreement by the Assignor, nor the consummation by the Assignor of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States or Canada, any state or any political subdivision thereof applicable to the Assignor, (ii) violate any statute, law, ordinance, rule or regulation of the United States or Canada, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Assignor or any of the Assignor’s properties or assets, the violation of which would have a material adverse effect upon the Assignor, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Assignor is a party or by which the Assignor or any of the Assignor’s properties or assets may be bound which would have a material adverse effect upon the Assignor.

(D)           Additional Assignor Representations.  Assignor is aware of the Company’s business affairs and financial condition and has reached an informed and knowledgeable decision to sell the Note.  Assignor is voluntarily assuming all risks associated with the sale of the Note and expressly warrants and represents that (i) Assignee has not made, and Assignor disclaims the existence of or its reliance on, any representation by Assignee concerning the Company or the Note; (ii) Assignor is not relying on any disclosure or non-disclosure made or not made, or the completeness thereof, in connection with or arising out of the sale of the Note; (iii) Assignor has no claims against Assignee with respect to the foregoing and if any such claim may exist, Assignor, recognizing its disclaimer of reliance and each Assignee’s reliance on such disclaimer as a condition to entering into this transaction, covenants and agrees not to assert it against Assignee or Assignee’s respective partners, representatives, agents or affiliates; (iv) Assignee shall have no liability with respect to the foregoing; and (v) Assignor waives and releases any claim that it might have against Assignee or any of Assignee’s respective partners, representatives, agents and affiliates whether under applicable securities law or otherwise, based on Assignee’s knowledge, possession or nondisclosure to Assignee of any material, non-public information concerning the Company and its direct and indirect subsidiaries.

(E)           Documents.  The documents annexed as exhibits A, B, C, and D are the true and complete copies of the agreement they purport to be.  Such documents remain in full force effect unamended in any way except by the Amendment Agreement.  There are no defaults pending under the Note, Security Agreement or Guaranty, nor any occurrence which could be an event of default with the passage of time or the serving of notice, and except those defaults that were cured by the Amendment Agreement, there were no defaults that have been cured.

(F)           Note Balance.  As of December 24, 2013, the balance of the Note is US$2,306,528 (US$2,275,000 in principal and US$31,528 in interest.)  An interest payment of US$34,125 is due on December 31, 2013.

2.2           Representations and Warranties of the Assignee.  Assignee represents and warrants as follows:

(A) Due Diligence.  Assignee acknowledges that upon execution of this Agreement, it has completed its own investigation and undertaken any and all due diligence with such investment, legal, tax, accounting and other advisers as it deemed necessary in order to satisfy itself to enter into this Agreement and perform its obligations hereunder without reliance on any representation, warranty or advice from the Assignor.  Assignee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions contemplated hereunder with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks.  Assignee acknowledges and understands that Assignor and its officers and affiliates may possess material nonpublic information not known to Assignee that may impact the value of the Note (the “Information”).  Assignee agrees that Assignor and its affiliates, principals, stockholders, partners, employees and agents shall have no liability to Assignee or its grantor or beneficiaries, whatsoever due to or in connection with Assignor’s use or non-disclosure of the Information or otherwise as a result of the transactions contemplated hereby, and Assignee hereby irrevocably waives any claim that it might have based on the failure of the Assignor to disclose the Information.  Assignee acknowledges and agrees that the Assignor is relying on Assignee’s representations, warranties and agreements herein as a condition to proceeding with this transaction.  Without such representations, warranties and agreements, Assignor would not engage in the transaction.

(B) No Consents, Approvals, Violations or Breaches.  Neither the execution and delivery of this Agreement by Assignee, nor the consummation by Assignee of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof or any other jurisdiction applicable to Assignee, (ii) violate any statute, law, ordinance, rule or regulation of the United States any state or any political subdivision thereof or any other jurisdiction applicable to Assignee, or any judgment, order, writ, decree or injunction applicable to Assignee or any of its properties or assets, the violation of which would have a material adverse effect upon Assignee, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Assignee is a party or by which Assignee or any of its properties or assets may be bound which would have a material adverse effect upon Assignee.

(C) Assignee (i) is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that Assignee is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for Assignee; (iii) has had an opportunity to ask questions of representatives of the Assignor concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of Assignee; (iv) is in a financial position to hold its portion of the Note for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in the Company; and (v) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.

(D) Assignee understands that the Note has not been registered under applicable state or federal securities laws, and is purchasing the Note pursuant to an exemption from the registration requirements of the Securities Act.

2.3           Consent, Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties:

(A)           Consent.  The Company consents to the sale, assignment, conveyance, and transfer of the Note, Security Agreement, Security Interest and Guaranty to the Assignee provided for herein.

(B)           Authorization; Enforcement.  The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(C) No Consents, Approvals, Violations or Breaches.  Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Company, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Company or any of the Company’s properties or assets, the violation of which would have a material adverse effect upon the Company, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of the Company’s properties or assets may be bound which would have a material adverse effect upon the Company.

(D) The Note.  The Company hereby represents and warrants that there are no defenses to the payment of the Note principal or any other sum that has or may accrue or be payable pursuant to the Note or the documents delivered together therewith or related thereto.  As of December 24, 2013, the balance of the Note is US$2,306,528 (US$2,275,000 in principal and US$31,528 in interest.)  An interest payment of US$34,125 is due on December 31, 2013.  There are no defaults pending under the Note, Security Agreement or Guaranty, nor any occurrence which could be an event of default with the passage of time or the serving of notice, and except those defaults that were cured by the Amendment Agreement, there were no defaults that have been cured.

(E) Succession.  The Company acknowledges that upon the Closing the Assignee shall be a complete successor to the Assignor as holder of the Note, Security Interest and Guaranty. The Company consents to the Assignee filing of a PPSA financing change statement and any UCC3 amendment statements or other filings to records the assignment of the Security Interest.

(F) Documents.  The documents annexed as exhibits A, B, C, and D are the true and complete copies of the agreement they purport to be.  Such documents remain in full force effect unamended in any way except by the Amendment Agreement.

2.4           Consent, Representations and Warranties of the Guarantor.  The Guarantor hereby makes the following representations and warranties:

(A)           Consent.  The Guarantor consents to the sale, assignment, conveyance, and transfer of the Note, Security Agreement, Security Interest and Guaranty to the Assignee provided for herein. Guarantor recognizes assignee as beneficiary of guarantor

(B) Authorization; Enforcement.  The Guarantor has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Guarantor y and the consummation by it of the transactions contemplated hereby have been duly authorized.  This Agreement has been duly executed by the Guarantor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

(C) No Consents, Approvals, Violations or Breaches.  Neither the execution and delivery of this Agreement by the Guarantor, nor the consummation by the Guarantor of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Guarantor, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Guarantor or any of the Guarantor’s properties or assets, the violation of which would have a material adverse effect upon the Guarantor, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Guarantor is a party or by which the Guarantor or any of the Guarantor’s properties or assets may be bound which would have a material adverse effect upon the Guarantor.

(D) Documents.  The documents annexed as exhibits A, B, C, and D are the true and complete copies of the agreement they purport to be.  Such documents remain in full force effect unamended in any way except by the Amendment Agreement.

(E) The Guarantor hereby represents and warrants that there are no defenses to the payment of the Note principal or any other sum that has or may accrue or be payable pursuant to the Note or the Guaranty.  As of December 24, 2013, the balance of the Note is US$2,306,528 (US$2,275,000 in principal and US$31,528 in interest.)  An interest payment of US$34,125 is due on December 31, 2013.  There are no defaults pending under the Note, Security Agreement or Guaranty, nor any occurrence which could be an event of default with the passage of time or the serving of notice, and except those defaults that were cured by the Amendment Agreement, there were no defaults that have been cured.

ARTICLE III
RELEASE OF ESCROW

3.1.           Release of Escrow.  Subject to the provisions of Section 4.2, the Escrow Agent shall release the original Note, Original Guaranty, Allonge and Purchase Price as follows:

(A)           On the Closing Date the Escrow Agent will simultaneously release: (i) the original Note, Original Guaranty and Allonge to the Assignee; (ii) the Purchase Price, less the Legal Fee and Placement Agent Fee to the Assignor; (iii) Legal Fee to the Escrow Agent; and (iv) the Placement Agent Fee to the Placement Agent.

(B)           Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction directing delivery of original Note, Original Guaranty, Allonge and Purchase Price (a “Court Order”), the Escrow Agent shall deliver original Note, Original Guaranty, Allonge and Purchase Price in accordance with the Court Order.  Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

(C)           Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions (the “Joint Instructions”) signed by each of the Assignor, the Assignee and the Company, the Escrow Agent shall release the original Note, Original Guaranty, Allonge and Purchase Price pursuant to the Joint Instructions.

3.2.           Acknowledgement of Parties; Disputes.  The Parties acknowledge that the only terms and conditions upon which the original Note, Original Guaranty, Allonge and Purchase Price are to be released are set forth in Articles III and IV of this Agreement.  Each of the Assignor, the Assignee, and the Company reaffirms his or its respective agreement to abide by the terms and conditions of this Agreement with respect to the release of the original Note, Original Guaranty, Allonge and Purchase Price.  Any dispute with respect to the release of the original Note, Original Guaranty, Allonge and Purchase Price, shall be resolved pursuant to Section 4.2 or by agreement among the Assignor, the Assignee, and the Company.

ARTICLE IV
CONCERNING THE ESCROW AGENT

4.1.           Duties and Responsibilities of the Escrow Agent.  The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(A)           Each of the Assignor, the Assignee, and the Company acknowledges and agrees that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether any of the Assignor, the Assignee, and the Company is entitled to receipt of the original Note, Original Guaranty, Allonge and Purchase Price pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the securities and funds held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(B)           Each of the Assignor, the Assignee, and the Company acknowledges that the Escrow Agent is acting solely as a stakeholder at the request of the Assignor and the Assignee and that the Escrow Agent shall not be liable for any action taken by the Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within the rights or powers conferred upon the Escrow Agent by this Agreement.  The Assignor and the Assignee, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of the Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by the Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on the Escrow Agent’s part committed in its capacity as the Escrow Agent under this Agreement.  The Escrow Agent shall owe a duty only to the Assignor, the Assignee, and the Company under this Agreement and to no other person.

                      (C)           The Company, Assignor and Assignee, jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

                      (D)           The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to all of the Assignor, the Assignee, and the Company.  Prior to the effective date of the resignation as specified in such notice, the Assignor, the Assignee, and the Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the original Note, Original Guaranty, Allonge and Purchase Price to a substitute Escrow Agent selected by the Assignee, the Assignor, and the Company.  If no successor Escrow Agent is named by the Assignor, the Assignee, and the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the original Note, Original Guaranty, Allonge and Purchase Price with the clerk of any such court.

                      (E)           The Escrow Agent does not have and will not have any interest in the original Note, Original Guaranty, Allonge and Purchase Price, but is serving only as escrow agent, having only possession thereof.  The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Agreement.

                      (F)           This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

      (G)           The Escrow Agent shall also act as counsel for the Assignee.  The parties acknowledge they have been advised regarding any potential conflict arising form the such representation and after having a chance to discuss with counsel of their choosing they waive any conflicts related to such representation.

                      (H)           The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2.           Dispute Resolution: Judgments.  Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

                      (A)           If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the original Note, Original Guaranty, Allonge and Purchase Price, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the original Note, Original Guaranty, Allonge and Purchase Price pending receipt of a Joint Instruction from the Assignor, the Assignee, and the Company or (ii) deposit the original Note, Original Guaranty, Allonge and Purchase Price with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to all of the Assignor, the Assignee, and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement.  The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the original Note, Original Guaranty, Allonge and Purchase Price.  The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute, or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

                      (B)           The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order.  In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Assignor, the Assignee, or the Company or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V
GENERAL MATTERS

5.1.           Termination.  This escrow shall terminate upon the release of the original Note, Original Guaranty, Allonge and Purchase Price or at any time upon the agreement in writing of the Assignor, the Assignee, and the Company.  Any party to this Agreement shall have the right to terminate this Agreement on at least 1 days’ notice if the Closing has not occurred on or before December 30, 2013.

           5.2.           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

(a)           If to the Assignor, to:
ChromaDex Corporation
10005 Muirlands Blvd, Ste G
Irvine, CA  92618, USA
Attention: Tom Varvaro
Fax:   (949) 419-0294

(b)           If to the Assignee, to:
Alpha Capital Anstalt
Pradafant 7
9490 Furstentums, Vaduz
Lichtenstein
Fax: 011-42-32323196

(c)           If to the Escrow Agent, to:
Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (212) 697–3575

(d)	If to the Company or Guarantor:
NeutriSci International Inc.
c/o Tingle Merrett LLP, Barristers & Solicitors
1250 Standard Life Building
639 - 5th Avenue SW
Calgary, AB, Canada  T2P 0M9
Attention:  Cynthia Solano
Fax: (403) 571-8008

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

               5.3.           Assignment; Binding Agreement.  Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

              5.4.           Invalidity.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

               5.5.           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.6.           Agreement.  Each of the undersigned states that he or it has read the foregoing Agreement and understands and agrees to it.

5.7.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If any party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the party determined not to have prevailed for his or its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.8.           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing.

5.9.           No Waiver.  The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right.  No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

5.10.           Construction.  The article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

5.11. Further Assurances.  Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by any other party to carry out the provisions and purposes of this Agreement.

5.12. Legal Fee.  The Assignor shall pay Assignee’s legal fee of US$7,500 and reimburse the (the “Legal Fee”) to Grushko & Mittman, P.C.  The Legal Fee shall be paid out of the proceeds of the Purchase Price at the Closing.  Grushko & Mittman, P.C. will be reimbursed at Closing for all lien searches, filing fees, and printing and shipping costs for the closing statements to be delivered to Assignee.

5.13. Placement Agent Fee.  In consideration for services rendered to facilitate the transactions under this Agreement, Palladium Capital Advisors LLC (the “Placement Agent”) shall receive the following: (i) cash commissions equal to 8.0% of the Purchase Price (the “Placement Agent Fee”) from the Assignor, payable at the Closing out of the proceeds of the Purchase Price; and (ii) upon a Listing, the Assignor shall assign to the Placement Agent, or its designee, US$50,000 worth of shares of the Preferred Stock at the same time in the same manner as shares to be issued to the Assignee pursuant to Section 1.4.  The value of such stock shall be calculated in accordance with the terms of section 1.4 above.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Escrow Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ASSIGNOR

CHROMADEX CORPORATION

/s/ Tom Varvaro
By: Tom Varvaro
Its: CFO
ASSIGNEE

ALPHA CAPITAL ANSTALT

/s/ Konrad Ackerman
By: Konrad Ackerman
Its: Director
COMPANY and GUARANTOR

NEUTRISCI INTERNATIONAL INC.                                  BRITLOR HEALTH AND WELLNESS, INC.

/s/ Keith Bushfield                                                                 /s/ Keith Bushfield
By: Keith Bushfield                                                                By: Keith Bushfield
Its: President and CEO                                                           Its: President and CEO

ESCROW AGENT

/s/____________________________________
GRUSHKO & MITTMAN, P.C.

ALLONGE

To Senior Secured Convertible Promissory Note Dated March 28, 2013
In the Principal Amount of US$2,500,000
Made by Neutrisci International Inc., an Alberta Corporation
and Payable to the Order of ChromaDex Corporation, a Delaware corporation

Indorsement

Pay to the order of Alpha Capital Anstalt, whose address is Pradafant 7, 9490 Furstentums, Vaduz Lichtenstein, without recourse.

CHROMADEX CORPORATION

/s/ Tom Varvaro
By: Tom Varvaro
Its: CFO